SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT – December 8, 2009

(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No.  1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code:  (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2009, Columbia Laboratories (Bermuda) Ltd., a wholly owned subsidiary of Columbia Laboratories, Inc. (together “Columbia”), entered into a manufacturing and supply agreement (the “Agreement”) with Fleet Laboratories (“Fleet”), Watford Herts, United Kingdom for the manufacture of bulk progesterone vaginal gel (“Gel”) for Columbia’s CRINONE® and PROCHIEVE® products. The Agreement supersedes the supply agreement between Columbia and Fleet dated July 12, 1996, that was filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007.

Under the Agreement, Fleet will exclusively manufacture and supply, and Columbia will exclusively purchase its requirements of Gel from Fleet. Columbia also granted Fleet a non-exclusive, royalty-free license to use and practice Columbia’s intellectual property solely and exclusively in connection with the manufacture and supply of Gel to Columbia.

Under the Agreement, Fleet agrees to manufacture and supply Columbia with Gel at a set price per batch in pounds sterling pursuant to rolling monthly forecasts and quarterly firm forecasts. The price may be adjusted annually on the anniversary date of the Agreement to take into account any documented decrease or increase in the cost of raw materials or any other decrease or increase in the cost of manufacturing Gel.

The initial term of the Agreement is five years and the Agreement automatically renews for additional periods of two years unless either party gives to the other party, not less than six months  prior to expiration of the Agreement, written notice of its intention not to extend the Agreement; provided, however, that upon termination of the Agreement Fleet agrees to perform its obligations under the Agreement for the earlier of one year or Columbia’s engagement and qualification of an alternative manufacturer of Gel.

Either party may terminate the Agreement immediately for (i) breach of any material provision that is not cured within sixty days after receipt of written notice, or (ii) in the event that the other party is or becomes insolvent. Columbia may terminate the Agreement upon thirty days notice to Fleet in the event: (i) Fleet fails to maintain its regulatory authorizations to manufacture the Product, including without limitation those from the US Food and Drug Administration and the UK Medicines and Healthcare Products Regulatory Agency; (ii) a Change of Control Event, as defined in the Agreement, occurs with respect to Fleet, or (iii) Fleet cannot supply product at a competitive price, which is a price for Gel that is no more than ten percent greater than the price of Gel available from a comparable alternate independent third party located in North America or Europe. Fleet may terminate the Agreement upon six months notice to Columbia in the event that Columbia does not meet its minimum purchase obligation for Gel over the immediately preceding 12 calendar months.

The foregoing description of the Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01                      Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit No.	Description
10.1	Manufacturing and Supply Agreement between Fleet Laboratories and Columbia Laboratories (Bermuda), Ltd., dated December 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 9, 2009

COLUMBIA LABORATORIES, INC.

By: /S/ Lawrence A. Gyenes
Lawrence A. Gyenes
Senior Vice President,
Chief Financial Officer,
and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Manufacturing and Supply Agreement between Fleet Laboratories and Columbia Laboratories (Bermuda), Ltd., dated December 8, 2009.